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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 3, 2006


                              TECHTEAM GLOBAL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-16284                  38-2774613
----------------------------         -------------         --------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                 File No.)            Identification No.)

       27335 West 11 Mile Road
        Southfield, Michigan                                        48034
---------------------------------------                        ----------------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number including area code: (248) 357-2866



          -----------------------------------------------------------
          (Former name or former address if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS

                  See Item 5.02, which is incorporated herein by reference.

ITEM 5.02         APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF PRINCIPAL
                  OFFICERS

                           On February 6, 2006, TechTeam Global, Inc.
                  ("TechTeam" or the "Company") issued a press release announcing the appointment of William C. ("Chris") Brown as its President and Chief Executive Officer. A copy the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                           Mr. Brown, 54, has been a vice president in the
                  Americas Group BTO organization at IBM since March of 2004. During this period, Mr. Brown served in the positions of Vice President of Sales for the Americas and Vice President of the Americas Public Sector. From July 2003 until February 2004, Mr. Brown served as a vice president at Cap Gemini responsible for distributed (global) delivery for the United Stated business. From April 2001 until mid-2003, Mr. Brown was President, Chief Executive Officer, and a member of the Board of Directors at Aztec Software, Inc., a small publicly traded Indian company. In the late 1990's, until he left IBM to join Aztec, Mr. Brown was Vice President of the Worldwide Application Management Services business, one of four major outsourcing segments in IBM Global Services.

                           On February 3, 2006, the Company entered into an
                  Employment and Non-Competition Agreement with Mr. Brown (the "Employment Agreement"). The term of the Employment Agreement is for three years commencing on February 16, 2006. Under the Employment Agreement, Mr. Brown will receive: (1) an initial annual base salary of $384,000; (2) a signing bonus of $125,000 upon the assumption of his duties (provided that if Mr. Brown is terminated for cause or leaves employment without cause during the first year, he will be obligated to return the signing bonus); (3) 125,000 non-qualified stock options having a ten-year term, which vest as follows: 50,000 of these options vest immediately upon grant, 40,000 will vest on February 16, 2007, and the final 35,000 will vest on February 16, 2008; and (4) 25,000 shares of restricted stock with a price based upon the closing stock price on February 16, 2006; these restricted shares will vest ratably over four years. Mr. Brown is eligible to participate in the Company's Annual Incentive Plan and Executive Long-Term Incentive Plan during 2006, and, if otherwise eligible, he is guaranteed a cash bonus for fiscal 2006 of at least $185,000 under the Annual Incentive Plan. Mr. Brown will also be entitled to participate in all benefits and executive perquisites under the Company's benefit plans, practices, policies, and programs to the extent generally applicable to other executives of the Company, and the Company will lease a car and an apartment for his use.

                           The Employment Agreement terminates automatically
                  upon the death or disability of Mr. Brown. The Company may terminate Mr. Brown's employment only for "cause," which includes, but is not limited to; (1) any material breach of


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                  the Employment Agreement by Mr. Brown, which is not remedied within thirty (30) days after written notice thereof; (2) Mr. Brown's conviction of a felony or other crime involving moral turpitude, or any act or omission by him during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder; or (3) Mr. Brown's failure to follow the reasonable instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof. After February 16, 2009, the Employment Agreement can be terminated with ninety (90) days prior notice. The Agreement also provides certain covenants by Mr. Brown not to compete with TechTeam during the term of the Agreement and for a period of one year thereafter.

                           Effective as of the date of Mr. Brown's appointment,
                  the Company's Board of Directors removed William F. Coyro, Jr. as the Company's President and Chief Executive Officer. The Board expects Dr. Coyro to remain an employee of the Company reporting to the Board of Directors with his future role with the Company to be determined. He remains a Director of the Company.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

                  (D) The following exhibits are included with this report:

Exhibit 99.1      TechTeam Global, Inc. Press Release dated February 6, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  TECHTEAM GLOBAL, INC.



                                                  By     /s/ Michael A. Sosin
                                                        ---------------------
                                                         Michael A. Sosin
                                                         Secretary

Date: February 6, 2006


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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

99.1            TechTeam Global, Inc. Press Release dated February 6, 2006.


                                       E-1